UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  April 25, 2013

NRG Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15891	41-1724239
(Commission File Number)	(IRS Employer Identification No.)

211 Carnegie Center, Princeton, NJ	08540
(Address of Principal Executive Offices)	(Zip Code)

609-524-4500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

NRG Energy, Inc. (the “Company”) held its Annual Meeting of Stockholders on April 25, 2013, in Wilmington, Delaware.  Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders.

(a) Proposal 1 — Election of five Class I Directors

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Kirbyjon H. Caldwell	266,402,818	2,611,706	8,494,592	14,642,610
David Crane	267,666,643	1,345,716	8,496,758	14,642,609
Kathleen A. McGinty	267,539,990	1,507,714	8,461,413	14,642,609
Evan J. Silverstein	267,485,979	1,528,293	8,494,844	14,642,610
Thomas H. Weidemeyer	266,833,283	2,176,898	8,498,937	14,642,607

With respect to the foregoing Proposal 1, all five Class I Directors were elected and each received the affirmative vote of a majority of the votes cast at the Annual Meeting.

(b) Proposal 2 — Advisory vote on the compensation of the Company’s named executive officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
234,011,843	33,509,602	9,987,673	14,642,607

The foregoing Proposal 2 was approved.

(c) Proposal 3 — Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year 2013

Votes For	Votes Against	Abstentions	Broker Non-Votes
280,567,708	2,882,705	8,701,313	—

The foregoing Proposal 3 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.
(Registrant)

	By:	/s/ David R. Hill
David R. Hill
Executive Vice President and General Counsel

Dated: April 29, 2013